UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

February 11, 2010
Date of Report (date of Earliest Event Reported)

ROSCA, INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	333-144287	20-8552192
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

844 Seward Street
Los Angeles, CA 90038
(Address of principal executive offices and zip code)

323-993-8830
 (Registrant’s telephone number, including area code)

1286 University Ave. #708
San Diego, CA 92103
 (Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

ROSCA, INC.

Item  2.01       Completion of Acquisition or Disposition of Assets

On February 11, 2010, Secure Path Technology LLC, a California limited liability company (“Secure Path”), was merged with and into Rosca, Inc., a Nevada corporation (“Rosca”), in accordance with the Agreement and Plan of Merger entered into by the parties.

The Merger

On December 17, 2009, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Secure Path. Upon closing of the transaction contemplated under the Merger Agreement (the “Merger”), Secure Path merged with and into Rosca and Rosca became the surviving corporation.

Pursuant to the terms and conditions of the Merger Agreement:

At the closing of the Merger, all of the issued and outstanding membership interests in Secure Path were converted into the right to receive 2,325,000 pre-dividend shares (4,650,000 post-dividend shares - see below under this headingfor discreptceny of providing stock dividend of our common stock.  No fractional shares were issued and no rounding up of fractional shares was required. Accordingly, an aggregate of 2,350,000 pre-dividend shares (4,650,000 post-dividend shares) of our common stock are to be issued to members of Secure Path.

Upon the closing of the Merger, a new director and new executive officers were appointed.

The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto.

On December 10, 2009, our Board of Directors approved a stock dividend of our common stock to our existing shareholders of record as of December 20, 2009, whereby every stockholder had the right to receive, for every one (1) share held, one (1) additional share. As of the date of this filing, this stock dividend has not been processed and effected in the market by FINRA. However, the stock dividend will not be applicable to the shares to be issued to Secure Path’s Members described above.

Following the closing of the Merger and the cancellation of 4,000,000 shares held by our former sole officer and director, Christian Mancillas, there will be 6,825,000 pre-dividend shares (14,250,000 post-dividend shares) of common stock issued and  outstanding.  Approximately 34.1% of such issued and outstanding shares are held by the former members of Secure Path.

The shares of our common stock issued to former members of Secure Path stock in connection with the Merger were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act and Regulation D promulgated thereunder. These securities may not be transferred or sold absent registration under the Securities Act or an applicable exemption therefrom.

Changes to the Business.  We intend to carry on the business of Secure Path as our sole line of business. Upon closing of the Merger, we relocated our executive offices to Secure Path and our telephone number is (323) 993-8830.

Under California law, Secure Path members who did not vote in favor of the Merger may under certain circumstances seek to be paid the fair value of their shares determined by judicial proceeding by exercising statutory rights reserved for dissenters of certain major actions. Determination of fair value is based on many relevant factors, except that a court may disregard any appreciation or depreciation resulting from the anticipation or accomplishment of an event such as the Merger. As of January 28, 2010, no member of Secure Path common stock had notified the Company of their intention to seek to exercise the right to seek appraisal of their membership interests.

Changes to the Board of Directors and Executive Officers.  Pursuant to the terms of the Merger Agreement, Secure Path has the right to name two (2) members to the Rosca Board of Directors. Upon the closing of the Merger, Mr. Brian Weiss resigned from the Board of Directors of Rosca to allow Secure Path’s nominees to the Board.  Mr. Terry Mackin was appointed as Chairman of the Board of Directors and Chief Executive Officer of Rosca and Mr. Josh C. Kline was appointed as a member of the Rosca Board of Directors and as Rosca’s President and Chief Operating Officer.

Mr. Mackin has been the President of Foresight Lab, of New York, NY, since he founded it in May 2009. Foresight Lab is a global media consulting practice advising media owners who are seeking financial and/or organizational restructuring of traditional and new-media assets. From November 2008 to February 2009, Mr. Mackin served as a Strategic Advisor to the President of Tribune Broadcasting & Entertainment, New York, NY, which operates businesses in publishing, interactive and broadcasting, including 23 television stations, WGN America, WGN-AM and the Chicago Cubs baseball team. Mr. Mackin was responsible for advising the company on how to build asset value in WGN America, which was the media division of Tribune Broadcasting & Entertainment. From March 2008, through August 2008, he served as the President of Univision Communications, Inc., of New York, NY, which is the country’s leading Spanish-language media company. From May 1999 to February 2008, Mr. Mackin was an Executive Vice President of Hearst-Argyle Television, Inc., New York, NY, which owns and manages 29 television stations as well as two radio stations in the U.S.

Mr. Mackin earned a Bachelor of Science in Communications from Ohio University, Athens, Ohio in 1980. Mr. Mackin currently is not serving as an executive officer or director any public reporting company.

Mr. Kline was the founder of Secure Path and has been its President since 2005. From 2001 to present, Mr. Kline has also been the Chairman of Sample Digital Inc. and was also one its co-founders. Sample Digital is a provider of online review and approval systems (Digital Dailies™) and media asset management solutions. Mr. Kline is an alumnus of U.S.C.’s School of Planning and Development. Mr. Kline is not an executive officer or a director of any other public reporting company.

Our board of directors consists of between one and 15 persons, fixed from time to time by the board or our stockholders.  A vacancy on our board of directors may be filled by the vote of a majority of the directors holding office.  All directors hold office for one-year terms until the election and qualification of their successors.  Officers are appointed by the board of directors and serve at the discretion of the board.

Accounting Treatment. The acquisition is being accounted for using the purchase method of accounting in accordance Accounting Standards Codification No. 805, “Business Combinations”, whereby the estimated purchase price has been allocated to tangible and intangible net assets acquired based upon preliminary fair values at the date of acquisition.

Tax Treatment; Small Business Issuer.  The Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization exemptions that may be available under the Code.

Following the Merger, the Company will continue to be a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, as promulgated by the SEC.

Description of Our Company

The Company was incorporated as a Nevada corporation on February 21, 2007, with a mission of operating tequila bars in major tourist locations on the east and west coast of Mexico.  On December 10, 2009, the Company approved a 1:1 stock dividend for its shareholders of record as of December 20, 2009. On February 11, 2010, the Company was merged with Secure Path Technology LLC, with the Company being the surviving entity.

Secure Path was formed as a California limited liability company on November 29, 2005. Secure Path has never been involved in any bankruptcy, receivership or similar proceedings. Secure Path has never conducted any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Secure Path is the largest registration agency for the International Standard Audiovisual Number (“ISAN”) in North America and is the exclusive global Licensing Agency providing commercial access to the ISAN database.  There are two other registration agencies in North America; however, they only sell ISAN numbers and do not have commercial rights to the ISAN database, which resides exclusively with Secure Path.

ISAN is an International Standards Organization (“ISO”) standard, which provides a unique, permanent and internationally recognized reference number for the identification of every audiovisual work, including film, television, online and mobile content, regardless of the format in which the work is distributed (e.g. theatrical, DVD, streaming media). The ISAN code was developed to be the identifier for the audiovisual (AV) industry’s supply chain, just as the International Standard Book Number (“ISBN”) code is the unique identifier for publications and the foundation for all tracking (e.g. distribution, inventory, royalties) for the global publishing industry.

The ISAN standard was initiated in order to make more efficient the process of identifying audiovisual works, and significantly enhance the ability to collect, distribute and/or receive royalties and residuals.

Secure Path holds two seats on the 12 member Administration Committee which oversees ISAN International Agency (“ISAN-IA”), with responsibilities including budget, policy and the approval of new Registration Agencies. Secure Path also holds one seat on the three-member Executive Committee, which has direct oversight of ISAN International Agency’s personnel. This new governance structure ensures that Secure Path will be integrally involved in guiding the development of the standard in a way that is amenable to the markets the Company serves, and is commercially viable.

Principal products or services and their markets

Secure Path Technology is the primary Registration Agency for the ISAN standard in North America. ISAN is to the audiovisual industry what ISBN is to the publishing industry. Additionally, Secure Path is the exclusive global license agency, providing commercial access to the ISAN database, representing the single point of contact for all commercial ISAN data licensing. To enhance the value of ISAN and help customers manage their related metadata, the Company built a web-based services platform, MediaDNS™, which allows users a much quicker, more efficient and cost-effective method to manage, transform and distribute audio visual metadata. These three functions comprise Secure Path’s revenue streams:

•	ISAN Code Sales (ISAN Primary North American Registration Agency)

a.
Primary customers for ISAN codes are content producers such as movie and television studios, DVD authoring facilities, content library owners and distributors, etc.) who either wish to identify their works using an international standard content identifier, or who have business requirements which mandate the use of ISAN, such as Blu-ray disc production, U.S. talent guild reporting mandates or European royalty collection.

•	ISAN Data Licensing (ISAN Exclusive Global License Agency)
a.
Each ISAN code corresponds to a set of descriptive metadata (such as title, director, actors, etc.). In the aggregate, this information constitutes a database which will be licensed to many entities across the digital media supply chain, which needs to verify information about audiovisual content based on the ISAN code. For reference, the ISBN database is licensed out to approximately 3,000 North American entities per year for similar purposes.

•	Metadata Management (MediaDNS SaaS Platform Provider)

a.
Much like digital asset/content management, metadata management is a critical component of the digital media supply chain. Metadata management is complex, and increasingly important as content distribution moves to a file-based environment, as it is metadata which forms the foundation of content discovery, consumption reporting and remuneration. Secure Path built MediaDNS as an aid to this process, and has licensed the platform to Microsoft’s Xbox/Zune platform as their metadata ingest platform of record. The Company is presently involved in other industry efforts such as DECE (Digital Entertainment Content Ecosystem) and the EMA (Entertainment Merchants Association) Digital Council which represent significant commercial opportunity for our metadata management business.

Distribution methods of the products or services

All of Secure Path’s services are delivered via MediaDNS, which is a web-based technology platform. The platform is made available via Secure Path’s website for lower volume activity, or via web-service integration to client IT systems for higher volume activity. There is extensive online support and technical integration documentation.

Status of any publicly announced new product or service;

All of Secure Path’s services have been in the marketplace for between one and three years.

Competitive business conditions and the company's competitive position in the industry and methods of competition

ISAN Code Sales:  Secure Path is one of 17 ISAN Registration Agencies globally and one of three in North America. However, Secure Path is the Registration Agency, representing approximately 50% of all of the ISAN codes registered in the global database, and manages the ISAN accounts for all of the major content producers in the U.S. Additionally, Registration Agencies are chosen to represent specific territories and vertical markets, so there is no competitive threat to Secure Path’s role as primary U.S. ISAN Registration Agency. The challenge has always been one of adoption, and after evangelizing the ISAN standard over the course of the past four years, it is clear that the market is realizing tremendous uptake of ISAN, including:

•	The Chinese government has announced that it will adopt ISAN as the content identifier of record.
•
ANGOA, the AGICOA partner in France which processes cable and satellite retransmission royalties, and PROCIREP, its partner organization which processes private copy levies, announced in August that starting January 1, 2010, they will only process content royalties for titles with ISAN codes. This includes all MPAA studio content in France.

•
EGEDA, the AGICOA partner in Spain which processes cable and satellite retransmission royalties as well as private copy levies, announced in October that starting January 1, 2010, they will only process content royalties for titles with ISAN codes. This includes all MPAA studio content in Spain.

•	AGICOA announced at a meeting at the MPAA in November that they are heading towards ISAN-based content identification throughout their network of 35 countries.
•	ARIBSAN, the Spanish ISAN Registration Agency, concluded a deal with Television Espanola (Spanish State Television) to identify all content they broadcast with ISAN codes.
•	ISAN UK, the London-based ISAN Registration Agency, is in the implementation phase of a deal with ITV to identify all works with ISAN codes.
•	In November 2009, CBS signed a six-figure, multi-year enterprise ISAN registration agreement.
•	In December 2009, NBCU signed a six-figure, multi-year enterprise ISAN registration agreement.

ISAN Data Licensing:  Beyond Secure Path’s role as one of 17 Registration Agencies worldwide which are responsible for the issuance of ISAN codes, the Company holds a unique and commercially advantageous position as the exclusive global ISAN License Agency via an agreement with the ISAN International Agency that secures this right through 2026. As a result of this negotiated role, all entities across the content supply chain which will require authenticated content lookup services will have a commercial relationship with Secure Path.

The projected value of Secure Path’s ISAN data licensing business is based on the industry’s unanimous need for a global content identifier in concert with a cloud-based lookup engine in order to ascertain content attributes anytime/anywhere. Entities projected to license ISAN data include distributors, content monitoring companies, post-production facilities, commercial metadata providers, Etailers, and search engines. Secure Path is in direct communication with many likely licensees, and is also engaged with industry consortia and trade associations that have collective influence and/or need for these services, such as CableLabs, Entertainment Merchants Association, Digital Entertainment Content Ecosystem, MPAA, MovieLabs, etc.

Lower volume customers of ISAN data will access that data via web service lookups to the ISAN database managed by Secure Path. Higher volume customers will license regularly updated copies of the database to be managed internally. An example of a lower volume customer of ISAN data is a Blu-ray authoring facility which needs to verify that the ISAN code supplied by the content producer matches the content on the disc. Secure Path has identified hundreds of potential low volume ISAN data customers. An example of a higher volume customer of ISAN data is a multi-platform content distributor (e.g. Comcast, AT&T, etc.) which is ingesting and managing millions of media assets, and needs an efficient way to identity those assets across all platforms, and accurately report on their consumption back to the content owners. This universe of customers also numbers in the hundreds.

In order to drive ubiquity of the standard, it is our intent to make flat rate data licenses affordable and available to all but the lowest volume users. We believe this will jumpstart the ISAN data licensing market, and create additional demand for ISAN code registrations.

Metadata Management Services:  The increasing number of content creators and distributors creates a data management and interoperability problem for both sides. The ISAN standard addresses the identification needs of the media supply chain, but MediaDNS is the exchange, or clearinghouse, that allows participants throughout the supply chain to exchange data in a consistent manner. Secure Path offers MediaDNS metadata management services on transactional terms.

Microsoft’s Xbox Live Marketplace and Zune group is a customer of MediaDNS. Microsoft licenses content from dozens of providers, which required a team of a dozen metadata specialists in order to reformat and normalize the data feed to something Microsoft’s content publishing systems can use. By integrating MediaDNS in to their workflow, Microsoft has determined that it can reassign half of the metadata specialists to new roles, while realizing at least a 20% cost reduction. Secure Path entered into phase one of a projected five phase MediaDNS services agreement with Microsoft in May of 2009, and is in the process of on-boarding Warner Brothers, NBC Universal and Sony, and will continue to on-board all of Microsoft’s content providers.

The halo effect is that once content providers have entered their metadata into MediaDNS, Secure Path can then offer them automated ISAN registration and metadata transformation services to fulfill all of their other distributor delivery requirements at a significant savings over current methods.

Additionally,  Secure Path is a member of DECE (Digital Entertainment Content Ecosystem - www.decellc.com), the media interoperability consortium which is scheduled to launch in 2010. Secure Path is a member of a consortium which includes Neustar (www.neustar.biz) that responded to the RFP to build and manage DECE’s Coordinator, the database-driven platform which will manage users, devices and content throughout the ecosystem. In December 2009, our bid response team was awarded the commission. Secure Path will recognize a fee for the provisioning of content metadata record to DECE, which is a mandatory step for making content available in the ecosstem. As a testament to the design of MediaDNS, there is little work which must be undertaken in order for Secure Path to provide the required services. Additionally, the ISAN standard figures prominently throughout DECE specifications, and Secure Path expects to generate meaningful revenue from DECE activities.

Sources and availability of raw materials and the names of principal suppliers

Secure Path’s key “raw materials” are its ISAN Registration Agency Agreement which provides the Company with its ability to issue ISAN codes, and its exclusive Global License Agency Agreement, both of which are between it and the ISAN International Agency. As stated above, the License Agency Agreement runs through 2026, and the Registration Agency Agreement automatically renews for successive one-year periods, every December 12th. To date, no ISAN Registration Agency (“RA”) has had its RA status terminated. Further, Secure Path’s role on ISAN-IA’s board of directors (2 of 12 seats) and Management Committee (1 of 3 seats) cements its relationship with ISAN-IA for the foreseeable future.

 Dependence on one or a few major customers

Secure Path’s ISAN Registration services are most dependent on the large content producers in our territory, the Motion Picture Association of American (“MPAA”) studios, CBS, MGM, Discovery Communications, National Geographic, etc., all of which are active ISAN registration customers. Because Secure Path is local, has built technology solutions to enable ISAN services and provides language-appropriate support, there is no logical reason for any of our customers to opt to work with a different ISAN Registration Agency.

Once enacted in 2010, it is expected that Secure Path’s Data Licensing business will serve a customer base encompassing the scope of the digital media supply chain, numbering in the hundreds, ultimately growing to the thousands. So long as the ISAN Registration business continues to grow, the Data Licensing business can be expected to follow suit, as it is the number of ISAN codes registered which creates value for the underlying database.

At present, Microsoft is Secure Path’s only customer for Metadata Management Services. At present, Secure Path is not actively marketing these services outside of our work in DECE and the EMA, both of which could result in significant revenue. It has been the Company’s strategy to focus on the ISAN code and data businesses first, then bring on sales personnel who will focus on metadata management services, which is now expected to occur in the first quarter of 2010.

Effect of existing or probable governmental regulations on the business

There are no current government regulations which affect Secure Path’s business nor does Secure Path need any governmental approval of its principal products and services.

Estimate of the amount spent during each of the last two fiscal years on research and development activities, and if applicable, the extent to which the cost of such activities is borne directly by customers;

•	During the fiscal years ended June 30, 2009 and 2008, we spent $44,000 and $650,049, respectively on research and development of our software.

Employees

We currently have five (5) full-time employees and four (4) part-time employees.

Forward-Looking Statements

Statements in this Current Report on Form 8-K and other written reports made from time to time by us that are not historical facts constitute so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. Forward-looking statements are likely to address our growth strategy, financial results and product and development programs, among other things. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward-looking statements. Such risks and uncertainties include but are not limited to those outlined in the section entitled “Risk Factors” and other risks detailed from time to time in our filings with the SEC or otherwise. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate.  It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis.  We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report.  Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.  We do not assume any obligation to update any forward-looking statement.  As a result, investors should not place undue reliance on these forward-looking statements.

PROPERTIES

Secure Path rents offices at 844 Seward Street, Los Angeles, CA 90038, consisting of 5 individual offices and a conference room shared with the landlord. This office space is currently being rent on a month-to-month basis at a cost of $2,850 per month.

Description of Capital Stock

Authorized Capital Stock

We have authorized 75,000,000 shares of capital stock, par value $0.001 per share.

Capital Stock Issued and Outstanding

After giving effect to the Merger, we have 14,250,000 issued and outstanding shares of common stock on a fully diluted basis as follows:

Common Stock

The holders of our common stock are entitled to one vote per share. Our Certificate of Incorporation does not provide for cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth.  Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Trading Information

Our common stock is currently approved for quotation on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority, Inc. under the symbol RSCA and there is no sustained trading market for our stock.  We have notified the OTC Bulletin Board of our name change and will obtain a new symbol.  As soon as practicable, and assuming we satisfy all necessary initial listing requirements, we intend to apply to have our common stock listed for trading on the NYSE Amex Equities or The Nasdaq Stock Market, although we cannot be certain that any of these applications will be approved.

Transfer Agent

The transfer agent for our common stock is Transhare Corporation, 5105 DTC Parkway, suite 325, Greenwood Village, CO 80111, (303) 662-1112

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion should be read in conjunction with the other sections of this Report, including “Risk Factors,” “Description of Business” and the Financial Statements attached hereto pursuant to Item 9.01 and the related exhibits.  The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report.  See “Forward-Looking Statements.” Our actual results may differ materially.

Recent Events

On February 11, 2010, we completed a merger with Secure Path.  In connection with the merger, we discontinued our former business and succeeded to the business of Secure Path as our sole line of business. The merger is being accounted for using the purchase method of accounting in accordance Accounting Standards Codification No. 805, “Business Combinations”, whereby the estimated purchase price has been allocated to tangible and intangible net assets acquired based upon preliminary fair values at the date of acquisition.

Merger  and Reorganization

On February 11, 2010, the merger of Secure Path was completed, and the business of Secure Path was adopted as our business. As such, the following Management Discussion is focused on the current and historical operations of Secure Path, and excludes the prior operations of Rosca.

Overview

Secure Path is the primary North American ISAN Registration Agency and the only full service content identification and metadata services company on the continent. Founded in Los Angeles in 2005, the Company provides digital media asset registration and data management solutions for the media and entertainment industry, including every MPAA film studio, television networks, and independent producers.

The groundbreaking MediaDNS™ technology platform eliminates many of the digital distribution challenges faced by the media and entertainment industry by enabling centralized data management, distribution, analytics and reporting across the digital media supply chain.

Critical Accounting Policies and Estimates

Our discussion and analysis of our results of operations and liquidity and capital resources are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates and judgments, including those related to capitalization of internal-use software, useful lives associated with property and equipment, and assumptions underlying an embedded derivative liability. We base our estimates on historical and anticipated results and trends and on various other assumptions that we believe are reasonable under the circumstances, including assumptions as to future events. These estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. By their nature, estimates are subject to an inherent degree of uncertainty. Actual results that differ from our estimates could have a significant adverse effect on our operating results and financial position. We believe that the following significant accounting policies and assumptions may involve a higher degree of judgment and complexity than others.
Long-Lived Assets

Long-lived assets, which consist primarily of property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable.  An impairment loss is recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying value.  If an asset is determined to be impaired, the impairment is measured by the amount that the carrying value of the asset exceeds its fair value.  The Company uses quoted market prices in active markets to determine fair value whenever possible.  When quoted market prices are not available, Management estimates fair value based on the best alternative information available, which may include prices charged for similar assets or other valuation techniques such as using cash flow information and present value accounting measurements.

Internal Use Software

The Company accounts for the costs of computer software obtained or developed for internal use in accordance with Accounting Standards Codification 350, Intangibles – Goodwill and Other (formerly Statement of Position No. 98-1).  Accordingly, the Company expenses costs incurred in the preliminary project and post implementation stages of software development and capitalizes costs incurred in the application development stage and costs associated with significant enhancements to existing internal use software applications.  Costs incurred related to less significant modifications and enhancements, as well as maintenance and bug fixes are expensed as incurred.  For costs incurred internally, the Chief Technology Officer tracks time allotted by key individuals involved in software development and on a monthly basis, uses a percentage allocation based on actual time to allocate costs amongst those that should be capitalized or expensed.

Internal use software development costs that qualifies for capitalization (as described above) includes compensation and related expenses, costs of computer software, and other direct costs incurred in developing features and functionality.

Revenue

Currently, Secure Path derives its revenue from fees charged to customers for the registration of audiovisual works.  These registration fees are due at the time the registration is completed by the customer.  From time-to-time, customers pre-pay for ISAN numbers in bulk.  When such bulk sales occur, the Company books a prepaid liability that is amortized over the term of the license.  These bulk rate licenses generally allow the client to register as many ISAN numbers as they need within a given period of time.

As the ISAN standard takes hold, we intend, through the Company’s worldwide licenses agreement, to sell commercial access to the ISAN database.  Such access agreements will be tailored to the individual clients, but generally models will include a flat rate license or per-use access charge.  Generally, flat rate licenses will be paid monthly and recognized as billed.  For licenses paid in advance, such license fees will be booked as a liability, with revenue recognized straight-line over the term of the license agreement.  For those clients that are billed on a per-use charge, revenue will be recognized as billed.

The Company sells meta-data management services through use if it’s MediaDNS™ platform. Similar to the Company’s ISAN access agreements, such access agreements will be tailored to the individual clients, but generally models will include a bulk use licenses or a per use charge.  Generally, bulk use licenses will be paid monthly and recognized as billed.  For licenses paid in advance, such license fees will be recorded as a liability, with revenue recognized straight-line over the term of the license agreement.  For those clients that are billed on a per-use basis, revenue will be recognized as services are provided.

From time-to-time, clients will engage the Company for additional consulting services related to MediaDNS™ integration.  These are billed and recognized as services are provided to the client.

Cost of Goods Sold

Cost of revenue primarily consists of expenses relating to the wholesale cost of ISAN codes, software licenses, royalties, and depreciation on property and equipment related to the development of MediaDNS.

Gross Profit

Gross profit has been and will continue to be affected by a variety of factors including ISAN adoption, research and development costs, ability to sell ISAN database/access licenses, and ability to sell MediaDNS services to large and well established media and entertainment customers.  The extended sales cycles and the adoption curve of the Company’s potential customer base, poses substantial short term challenges, which give rise to significant volatility of Gross Profit margins.

Operating Expenses

Secure Path's general and administrative expenses relate primarily to the compensation and associated costs for general and administrative personnel, professional fees, software related costs (including research and development), and other general overhead and facility costs.

Software costs relate to costs associated with MediaDNS bug fixes, maintenance, and research and development activity.  As part of the normal course of business, the Company is enhancing the platform to expand feature set offerings to the market as well as implementing specific customization enhancements for individual clients.  These new features sets and enhancements are capitalized and then amortized in cost of goods sold (discussed below).  On a go forward basis, virtually all expensed software costs included in operating expenses relate to maintenance and bug fixes as there is little research and development related activity.

Results of Operations

Revenue

The following table represents the consolidated results of Secure Path for the periods indicated:

Gross Profit and Cost of Goods Sold

	Year Ended June 30,		Quarters Ended September 30,
	2009	2008	2009	2008
Revenue	$122,792	$19,605	$14,865	$16,700
Cost of revenue	350,440	240,969	157,207	$51,999
Gross profit (loss)	$(227,648)	$(221,364)	$(142,342)	$(35,299)

Operating Loss and Expenses

	Year Ended June 30,		Quarters Ended September 30,
	2009	2008	2009	2008
Total operating expenses	$1,662,577	$2,502,868	$397,036	$418,343
Operating income(loss)	$1,890,225	$2,724,232	$(539,378)	$(453,642)

Revenue. Revenues decreased slightly to $14,865 for the three-months ended September 30, 2009 compared to $16,700 for the same period in 2008.  This decrease was due to fewer ISAN numbers being registered during the time period.   However, revenue for the year ended June 30, 2009, increased to $122,792 compared to revenue of $19,605 for the year ended June 30, 2008. This increase was due to MediaDNS services sold to Microsoft and increased ISAN registrations over the respective year.

Cost of Revenue. Cost of revenue for the three-months ended September 30, 2009 was $157,207, as compared to $51,999 for the same period in 2008. The cost of revenue for the year ended June 30, 2009, increased to $350,440 from $240,969 for the fiscal previous year. This increase was primarily due to depreciation of developed software related to MediaDNS, which began in December 2008.

Selling and Marketing, General and Administrative, and Research and Development Expenses. Selling and marketing, general and administrative, and research and development expenses include salaries, software development not capitalized (which included research and development), travel and entertainment, infrastructure, consulting fees, outside services, professional fees and marketing expenses.  Selling and marketing, general and administrative, and research and development expenses for the three-month period ended September 30, 2009 was $397,036 compared to $418,343 for the same period in 2008.

The decrease was primarily attributable to a decreased in salaries resulting from reduced staffing, partially offset by an increase in infrastructure costs in general and administrative expenses.  Total operating expenses for the fiscal year ended June 30, 2009 decreased to $1,662,577 from $2,502,868 during the prior fiscal year. This decrease was primarily due to (i) lower salary expense resulting from reduced staffing, and (ii) lower research and development costs, which decreased from $650,049 to $44,000, respectively. The reduced amount of research and development costs was a result of the “technological feasibility” threshold being overcome as it relates to MediaDNSTM in the second half of fiscal 2008.  There were significant costs prior to the “technological feasibility” threshold being overcome in the first half of fiscal 2008, which is the primary reason why research and development costs are higher in fiscal 2008 compared to fiscal 2009.  Due to the continuing development and build out of MediaDNSTM in the second half of fiscal 2008 and during fiscal 2009, certain of these costs are capitalized and depreciated, which is included in Cost of Revenue. Research and development costs going forward are primarily software allocated costs not capitalized as they relate to bug fixes and maintenance activities. These decreases in operating expenses were partially offset by higher professional fees during the year ended June 30, 2009, mostly related to legal and accounting fees incurred as a result of this transaction and negotiations with the international license agency.

Loss from Operations. Loss from operations was $539,378 for the three-month period ended September 30, 2009, compared to $453,642 for the same period in 2008. This increase was due principally to the increase in cost of revenue for such period. Loss from operations for the fiscal year ended June 30, 2009, was $1,890,225, compared to $2,724,232 from the prior fiscal year. This decrease in loss from operations was primarily due to decreases in general and administrative expenses as described above.

Net Loss. Net loss for the three-month period ended September 30, 2009 was $708,988 as compared to $455,905 for the same period in 2008. The increase in net loss was due largely to the change in fair value of embedded derivative liability of $132,516, interest expense of $37,096 and increased loss from operations. Net loss for the fiscal year ended June 30, 2009 decreased to $2,089,058 compared to $2,690,438 for the previous fiscal year. Such decrease was largely due to decreased loss from operations, offset in part by the change in fair value of embedded derivative liability.

Liquidity and Capital Resources

Cash and cash equivalents were $22,440 at June 30, 2009 and $1,524,109 at June 30, 2008. Total current assets were $56,666 at June 30, 2009 as compared to $1,536,529 at June 30, 2008. Total current liabilities were $1,189,238 at June 30, 2009 as compared to $310,034 at June 30, 2008.

The working capital deficit at September 30, 2009 was $1,963,228, compared with a working capital deficit of $1,132,572 at June 30, 2009. This increase in working capital deficit was primarily due to an increase in our notes payable to related parties from $97,096 to $746,482, notes payable from $162,845 to $178,936 and embedded derivative liability from $366,420 to $498,936.

During the three-month period ended September 30, 2009, net cash used by operating activities was $475,721.  This use reflects on-going day-to-day expenses of the Company absent significant increases in revenue and net of non-cash expenses totaling $202,227.  Net cash used in investing activities was $176,309, reflecting a loan of $125,337 made to the international rights agency so that it could ensure worldwide rights to the ISAN database and purchase equipment so that it could manage the rollout of MediaDNS™.   In addition, the Company spent $61,127 for property and equipment, which was solely used for adding functionality to the MediaDNS system.  Net cash flow provided by financing activities was $649,386, which consisted primarily of bridge loans the Company received so that it could maintain on-going operations and enter into a worldwide agreement with the international rights agency. Without such financing the, the Company could not continue on-going operations.

	Year Ended June 30,		Quarters Ended September 30,
	2009	2008	2009	2008
Cash (Used) in Operations	(1,319,052)	(3,632,962)	(475,721)	(536,169)
Cash (Used) in investing activities	(610,275)	(335,561)	(176,309)	(86,176)
Cash from Financing	427,658	3,992,396	649,386	(67,629)

During the three-month periods ending September 30, 2009 and September 30, 2008, the Company capitalized $61,127 and $88,348 of internal use software, respectively.  During the twelve month period ending June 30, 2009 and June, 30, 2008, the Company capitalized $386,482 and $315,898 of internal use software, respectively. The Company will continue to incur these costs in connection with MediaDNS development.  The costs associated with internal use software costs include allocated salaries, wages, and interest costs and direct outsourced development costs.  These costs are amortized over a period of five years into cost of revenues.

During the three month period ending September 30, 2009 and September 30, 2008, the Company paid and capitalized $0 and $23,541 of prepaid license fees, respectively.  For the year ended June 30, 2009 and June 30, 2008, the Company paid and capitalized $45,450 and $149,619 of prepaid license fees, respectively.  This decrease resulted from the reduction of prepaid fees that were payable only through the end of 2008.  Any future prepayments must be renegotiated with the international rights agency and are not anticipated at this time.  These costs will be expensed into cost of revenues based on a usage allocation of ISAN numbers that are registered.

The report of our independent registered public accounting firm on the consolidated financial statements for the year ended June 30, 2009 contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern as a result of losses since inception and significant working capital and accumulated deficits.  The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that would be necessary if we are unable to continue as a going concern.

Management intends to seek additional capital either through debt or equity offerings and is attempting to increase sales volume.  Management believes that as the adoption of the ISAN standard increases, the Company will be able to offer increasingly valuable products and services that will drive sales volume.  There are no assurances that the Company will be successful in its efforts to raise capital or increase sales volume.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as of September 30, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We are required under Regulation S-K of the Securities Exchange Act of 1934 (the “Exchange Act”) to provide certain information, with respect to any person (including any “group”, as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who is known to us to be the beneficial owner of more than five (5) percent of any class of our voting securities, and as to those shares of our equity securities beneficially owned by each of our directors, our executive officers and all of our directors and executive officers and all of our directors and executive officers as a group.  Based on our review of statements filed with the Securities and Exchange Commission (the “Commission”) pursuant to Sections 13 (d), 13 (f), and 13 (g) of the Exchange Act with respect to our common stock and a review of our shareholders list, as of February 11, 2010, had one (1) shareholder who held 5% or more of our common stock, which is our only class of capital stock.  As of February 11, 2010, there were 8,800,000 shares of our common stock outstanding.

The number of shares of common stock beneficially owned by each person is determined under the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty (60) days after the date hereof, through the exercise of any stock option, warrant or other right.  Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table.  The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

The table also shows the number of shares beneficially owned as of February 11, 2010 by each of the individual directors and executive officers and by all directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class1
Common	Chris Harano – member of the Board 324 Lindo Avenue Newport Beach, CA 92661	150,000	1.7%
Common	Terry Mackin – member of the Board 63 Maple Avenue Greenwich, CT 06830	-2	-
Common	Josh C. Kline – member of the Board and President 2118 Sunset Crest Drive Los Angeles, CA 90018	-3	-
	All officers and directors as a group	150,000	1.7%

Beneficial Owners:

Common	Celeritis LLC C/o Michael Mailas 9130 S. Dadeland Miami, FL 33156	1,432,292	10.1%
 (1) Percent of Ownership is calculated in accordance with the Securities and Exchange Commission’s Rule 13(d) – 13(d)(1).

 (2) As of the time of this filing, no shares have been issued to Mr. Mackin; however, Rosca has agreed to issue 300,000 post-dividend shares to Mr. Mackin in exchange for his agreement to serve on the Board of Directors.

 (3) As of the time of this filing, no shares have been issued to Mr. Kline. Pursuant to the Merger Agreements Mr. Kline shall receive, upon completition ofthe stock dividend, 179,895 post-split shares.

Changes in Control

We have not entered into any arrangements which may result in a change in of control.

EXECUTIVE COMPENSATION

Josh Kline and Marlin Prager entered into employment agreements in June of 2007.  These called for guaranteed one year compensation and thereafter employment was at will.  Josh Kline’s salary is $250,000 per year and Marlin Prager’s was $200,000 per year.  In July of 2009, Mr. Prager took a voluntary reduction to $120,000 per year and is staying on as a temporary CFO until such time that this offering is complete and a new CFO is hired.

David Benson entered into an employment agreement in April 2006 at an annual amount of $125,000 per year. His termination benefits expired in April 2007 and he is an at will employee. His annual salary was raised to $200,000 in June of 2007.

Following the initial funding in June 2007, Max Leitman was paid $100,000 for twelve months. Since this time he has been paid reduced amounts for ongoing legal and consulting services. Mr. Leitman will be paid $25,000 for services rendered over the last year.

Paul Campbell began work for Secure Path in May of 2008 at a rate of $12,500 per month. In March 2009, Paul’s rate was raised to $16,667 per month and continued until August 2009 at which point Paul’s employee status converted to consultant, and cash compensation ceased.

Andrew Ferrone was hired as Vice President of Business Development commencing November 1, 2009 at an annual salary of $120,000.

RELATED-PARTY TRANSACTIONS

On March 14, 2006, the Company recorded a liability for a loan to an affiliated company, Sample Digital, Inc., in the amount of $2,350,000.  The loan included (i) certain Secure Path expenses which were paid by the related party on behalf of the Company, and (ii) cash proceeds which were advanced to the Company.  This note was recorded as a current liability as it was due on demand.  This note bears interest at 17.5% per annum and no interim principal or interest payments are required.  As of June 30, 2008 and 2009, there was $194,438 and $97,096 outstanding under the loan, respectively.  As of September 30, 2009, there was $96,502 outstanding under the loan.  There are no scheduled future minimum annual principal payments. As part of the merger, this loan will be paid in full. Although there will be common shareholders of both companies there will no longer be any formal ties between the two companies.

Between July 1, 2009 and September 30, 2009, the Company raised cash proceeds of $649,980 by securing demand loans from TRX Capital LLC, Verdmont Capital, and Bertram Ellis, who are considered related parties due to the significant influence they possess as the primary providers of capital during this time.  Subsequent to September 30, 2009 an additional $210,553 was funded from certain of these parties.  These demand loans bear interest at 8% per annum and are due on demand at the close of a merger. There are no provisions for interim principal or interest payments.

LEGAL PROCEEDINGS

We are not a party to any legal proceedings.

Contingent Liability

On April 23, 2009, Secure Path entered into a an agreement with Silverwood Partners LLC (“Silverwood”) pursuant to which Silverwood would provide Secure Path with financial advisory and investment banking services in connection with the sale of Secure Path or a private placement of Secure Path’s securities. The definition of a private placement under such agreement included, among other items, a private placement of equity, debt or other securities by Secure Path to one or more investors, as well as the merger of Secure Path into a public shell or public special purpose acquisition company with the value of such merger being deemed the gross proceeds thereunder.

The agreement with Silverwood provides that a cash fee equal to 5.0% of the gross proceeds of a private placement, along with a certain number of warrants based on a calculation involving the gross proceeds of the private placement and the purchase price per share, would be payable to Silverwood. However, the agreement excludes from the private placement fee provision any proceeds received from certain parties with whom Secure Path had a pre-existing relationship. On September 29, 2009, Secure Path terminated the agreement with Silverwood. At that time, no agreements for the sale of Secure Path, private placements or any other transactions had been entered into by Secure Path as a result of Silverwood’s efforts.

Subsequent to the termination of the agreement with Silverwood, Secure Path was introduced to Rosca as a possible merger candidate. None of the parties or their representatives was introduced to each other by Silverwood and therefore any transaction with Rosca would be excluded from the fee provision under the Silverwood agreement. It is the position of Secure Path that no fees have been earned by Silverwood as a result of the transaction with Rosca. Nevertheless, on February 4, 2010, Secure Path received an invoice from Silverwood for a cash fee in the amount of $2,047,500, plus 682,500 warrants with a strike price of $3.00 per share and other minor fees and expenses, despite the fact that Silverwood has not consulted in any way on this transaction.

It is Secure Path’s position that Silverwood’s claim for payment is frivolous due to the fact Silverwood did not earn the cash fee per the terms of the agreement and it has communicated its position to Silverwood. As of this time, Silverwood has not threatened to seek payment of these fees through litigation.

RISK FACTORS

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals.  If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected.  In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Risks Relating to Our Business

Media industry may adopt ISAN standard slower than anticipated, which would result in lower content registration and database licensing activity.

The service that Secure Path provides requires that the media industry adopts the ISAN standard. The adoption of any new standard technology can take an extended period of time and we cannot anticipate the rate at which the ISAN standard will be accepted. If this standard is not accepted as project, we will achieve lower revenue and it will take longer for us to reach profitability.

DECE’s anticipated 2010 commercial launch could be delayed or otherwise result in less financial activity than anticipated, directly impacting Secure Path’s metadata services business.

The Digital Entertainment Content Ecosystem LLC (DECE) is a cross-industry initiative developing the next generation digital media experience based on open, licensable specifications and designed to create a viable, global digital marketplace. The DECE is currently made up of 48 different companies from entertainment, software, hardware, retail, infrastructure and delivery industries. This new digital media specification and logo program will enable consumers to purchase digital video content from a choice of online retailers and play it on a variety of devices and platforms from different manufacturers.

Secure Path is a subcontractor to Neustar, which is a member of DECE and has been selected as the vendor for DECE’s Digital Rights Locker, which is a cloud-based authentication service and account management hub that allows consumers rights access to their digital entertainment. Secure Path expects to launch B2B services mid-year 2010, with B2C availability of DECE services expected in time for the holiday season (Q4) 2010. This will require a substantial amount of development work from Neustar and Secure Path, and the participation of many of the members of DECE. This is the presumed game plan, but as with any large scale initiative requiring input from multiple parties, delays are a possibility. Secure Path has modeled its revenue from DECE in its metadata services business projections, and if there are delays in the launch, these revenues will be pushed out.

Microsoft could slow their anticipated increased usage of MediaDNS for metadata ingest purposes, directly impacting Secure Path’s metadata services business.

Secure Path recently emerged from a successful pilot phase with Microsoft which generated approximately $58,800 through September 30, 2009. Based on recent meetings, Secure Path is now moving into the next phase of the engagement wherein MediaDNS services will ramp up, and we anticipate $200,000 - $250,000 in revenue in calendar year 2010. If, however, the anticipated increase in MediaDNS usage is slowed, then revenue increases will suffer accordingly.

The financial well-being of the ISAN International Agency could negatively impact on Secure Path’s ISAN business lines.

In Q1 2009, the ISAN International Agency had financial problems as a result of mismanagement and poor budgeting. As a result, Secure Path was instrumental in a reorganization effort that resulted in the removal of the Managing Director, the realignment of the Board of Directors and an overhaul of the budgeting process. This process also involved a recapitalization of the International Agency via loans from Secure Path, AGICOA, CISAC, ISAN France and ISAN Spain. The International Agency has been operating according to the new budget since the beginning of Q3 2009. However, Secure Path does have a dependency on the successful management and operation of the ISAN standard, and should the ISAN International Agency have financial problems again in the future, it could have a meaningful impact on Secure Path’s ISAN-dependant business lines (ISAN code registrations and ISAN data licensing).Risks Relating to Our Organization and Our Common Stock

We are subject to the reporting requirements of a public company, which is costly and time consuming.

As a result of the Merger, we became a consolidated subsidiary of a public reporting company and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws (the “Sarbanes-Oxley Act”).  The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if we remained privately held and did not consummate the Share Exchange.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud.  Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act.  We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures.  Effective internal control is necessary for us to provide reliable financial reports and prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed.  In addition, if we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, then we may not be able to obtain the independent accountant certifications required by such act, which may preclude us from keeping our filings with the SEC current and may adversely affect any market for, and the liquidity of, our common stock.

Public company compliance may make it more difficult for us to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies.  As a public company, we expect these new rules and regulations to increase our compliance costs and to make certain activities more time consuming and costly.  As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	changes in our industry;
●	competitive pricing pressures;
●	our ability to obtain working capital financing;
●	additions or departures of key personnel;
●	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;
●	sales of our common stock;
●	our ability to execute our business plan;
●	operating results that fall below expectations;
●	loss of any strategic relationship;
●	economic and other external factors; and
●	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our common stock.

We may not pay dividends in the future.  Any return on investment may be limited to the value of our common stock.

We do not anticipate paying cash dividends in the foreseeable future.  The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant.  If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

There is currently no liquid trading market for our common stock and we cannot ensure that one will ever develop or be sustained.

To date there has not been a liquid trading market for our common stock.  We cannot predict how liquid the market for our common stock might become.  As soon as is practicable, we anticipate applying for listing of our common stock on either the NYSE Amex Equities, The Nasdaq Capital Market or other national securities exchange, assuming that we can satisfy the initial listing standards for such exchange.  We currently do not satisfy the initial listing standards, and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange.  Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing and remains quoted on the OTC Bulletin Board or is suspended from the OTC Bulletin Board, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.

Furthermore, for companies whose securities are quoted on the OTC Bulletin Board, it is more difficult (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies and (iii) to obtain needed capital.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including shares issued in the Private Placement upon the effectiveness of a registration statement with respect to such shares, or upon the expiration of any statutory holding period under Rule 144, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.  In addition, the shares of our common stock sold in the Private Placement will be freely tradable upon the earlier of: (i) effectiveness of a registration statement covering such shares and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 (or other applicable exemption) under the Securities Act.

We Have a Limited Operating History.

We have a limited operating history.  Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history.  No assurance can be given that we may be able to operate on a profitable basis.

We Require Significant Additional Financing if we are to attain profitability and There is No Assurance that such Funds will be Available.

Our ability to increase our revenues and reach profitability will be dependent upon our ability to raise significant additional financing.  There can be no assurance that we will be able to obtain financing on acceptable terms in light of factors such as the market demand for our securities, the state of financial markets generally and other relevant factors.

Unproven Profitability Due to Lack of Operating History Makes an Investment in Us an Investment in an Unproven Venture.

Since our date of inception, we have not had significant revenues.  Due to our lack of operating history, the revenue and income potential of our business is unproven.  If we cannot successfully implement our business strategies, we may not be able to generate sufficient revenues to operate profitably.  Since our resources are very limited, insufficient revenues would result in termination of our operations, as we cannot fund unprofitable operations unless additional equity or debt financing is obtained.

Secure Path’s Independent Auditors’ Report States that there is a Substantial Doubt that it will be able to Continue as a Going Concern.

Secure Path’s independent auditors state in their audit report, that since has incurred losses since inception to date of approximately $12,303,285, there is a substantial doubt that it will be able to continue as a going concern. Prior to it’s merger with Secure Path, Rosca was a development stage company.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

•	The Company does not currently have an errors and omissions policy in effect.

EXHIBITS

Item  3.02        Unregistered Sales of Equity Securities

On February 11, 2010, pursuant to the Merger, we issued 4,650,000 shares of common stock to the former members of Secure Path. The shares were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering.

Information set forth in Item 2.01 of this Current Report on Form 8-K with respect to the issuance of unregistered equity securities in connection with the Merger is incorporated by reference into this Item 3.02.

Item  5.01        Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item  5.02        Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, our new directors and officers are as set forth therein.  Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item  5.06        Change in Shell Company Status.

Following the consummation of the Share Exchange described in Item 2.01 of this Current Report on Form 8-K, we believe that we are not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item  9.01        Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.  In accordance with Item 9.01(a), Secure Paths’ audited financial statements for the fiscal years ended June 30, 2009 and 2008 and unaudited financial statements for the three (3) months ended September 30, 2009 are filed in this Current Report on Form 8-K as Exhibit 99.1. Pro forma financial statements showing the effects of the merger with Secure Path for the period ended

(b)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Secure Path Technology LLC financial statements for the fiscal years ended June 30, 2009 and 2008 and unaudited financial statements for the quarters ended September 30, 2009 and 2008

99.2	Pro Forma financial statements showing the effects of the merger with Secure Path for the period ended June 30, 2009 and September 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 11, 2010

ROSCA, INC.

By:	/s/ Josh C. Kline
Name:	Josh C. Kline
Title:	President and COO